UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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CARDIUM THERAPEUTICS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIUM THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:     Thursday, June 5, 2008

Time:     9:00 a.m., Pacific time

Place:     San Diego Marriott Del Mar

                11966 El Camino Real

                San Diego, California 92130

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Cardium Therapeutics, Inc. to consider and act upon the following matters:

1.	To elect three Class II directors, each to serve until the next annual meeting of stockholders held to elect Class II directors and until their respective successor is elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Cardium Therapeutics, Inc.” to “Cardium Group Inc.”

3.	To ratify the selection of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 10, 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by the Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by the Internet will further help us reduce the costs of solicitation. A pre-addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Christopher J. Reinhard

Chairman of the Board, Chief Executive Officer and President

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

(858) 436-1000

April 28, 2008

CARDIUM THERAPEUTICS, INC.

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Cardium Therapeutics, Inc., a Delaware corporation (the “Company,” “Cardium” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Thursday, June 5, 2008, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about April 28, 2008 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on April 10, 2008. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of April 10, 2008, approximately 43,625,291 shares of our common stock, par value $0.0001 per share, were issued and outstanding.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of April 10, 2008, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Christopher J. Reinhard and Tyler M. Dylan) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by the Internet or by mail. Shares held in street name may be voted by telephone or by the Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by the Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You also may send a written notice of revocation to Cardium Therapeutics, Inc., 3611 Valley Centre Drive, Suite 525, San Diego, California 92130, Attention: Tyler M. Dylan, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not otherwise be counted in the voting process. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How many votes are required to approve each proposal?

For the election of the three Class II directors, a plurality of the votes is required. This means that the three candidates who receive the most votes will be elected to the three available Class II positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the other proposals. See, however, “Proposal 3—Effect of Ratification.”

As of April 10, 2008, our executive officers and directors held of record or beneficially approximately 7,869,281 shares, or 18.04%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote FOR the election of each of the nominees for the Class II directors and FOR the other proposals described in this proxy statement.

Who pays for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, e-mail or other means. No additional compensation will be paid to these individuals for any such services. We also have engaged Georgeson Inc. to help us solicit proxies in connection with the Annual Meeting. For such solicitation services, we are obligated to pay Georgeson Inc. a base fee of $10,000, plus an additional $5.00 per direct telephone solicitation of registered stockholders, and to reimburse Georgeson Inc. for certain costs and expenses incurred by Georgeson Inc. in connection with the solicitation.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, three Class II directors, and three Class III directors. The name, age and business experience of each of our directors are shown below.

CLASS I

Edward W. Gabrielson, M.D. (Age 55)

Director

Dr. Gabrielson has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He has more than 25 years of experience as a physician and faculty member at Johns Hopkins University. Currently, Dr. Gabrielson is a Professor of Pathology and Oncology at Johns Hopkins University School of Medicine, and Professor of Environmental Health Sciences at the Johns Hopkins University Bloomberg School of Public Health. He is also an attending physician at the Johns Hopkins Hospital and Bayview Medical Center. Dr. Gabrielson received his Bachelor of Science in Biology and Chemistry from the University of Illinois and an M.D. from Northwestern University Medical School.

Lon E. Otremba (Age 51)

Director

Mr. Otremba has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He is the Chief Executive Officer and a director (October 2006-Present) of Access 360 Media, a privately-held media company. Previously, Mr. Otremba was Principal Managing Director (August 2005-October 2006) of Otremba Management Advisory, LLC, a management advisory firm; Chief Executive Officer (September 2003-August 2005) and a director (September 2003-July 2005) of Muzak, LLC; Executive Vice President (2001-2003) of Time Warner; and President and a director (1997-2000) of Mail.com (now Easy Link Services Corp.). He currently is a director (since March 2006) and a member of the Audit and Nominating Committees and the Chairman of the Compensation Committee of Artes Medical, Inc., a publicly-traded medical technology company; EEI Communications (since June 2006), a privately-held leading provider of outsourced new media, print publishing and staffing services; and Power Medical Interventions (since March 2006), a privately-held technology company developing surgical tools for natural orifice surgery. He also serves on the Board of Trustees (since 2000) of Buckley Country Day School, a non-profit, independent school in Roslyn, New York.

CLASS II

Tyler M. Dylan, Ph.D., J.D. (Age 46)

Director, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Dr. Dylan is a co-founder of Cardium and has served as a director and the General Counsel, Executive Vice President and Secretary of Cardium since its inception in December 2003, and as the Chief Business Officer of Cardium since May 2005. Dr. Dylan has also served as a director and the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. Dr. Dylan has focused on the development of cardiovascular growth factor therapeutics for the last eight years. He served as General Counsel (from 1998) and Vice President (from 1999) of Collateral Therapeutics, Inc. until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as an executive officer of Collateral

Therapeutics until October 2003. Dr. Dylan played a major role in developing Collateral Therapeutics’ intellectual property portfolio, in furthering its business development efforts and in advancing the company toward and through its acquisition by Schering. In addition to his work with Collateral Therapeutics, Dr. Dylan has advised both privately-held and publicly-traded companies that are developing, partnering or commercializing technology-based products. Before joining Collateral Therapeutics, Dr. Dylan was a partner of the international law firm of Morrison & Foerster LLP. In his law firm practice, Dr. Dylan focused on the development, acquisition and enforcement of intellectual property rights, as well as related business and transactional issues. He also has worked with both researchers and business management in the biotech and pharmaceutical industries. Dr. Dylan received a B.Sc. in Molecular Biology from McGill University, Montreal, Canada, a Ph.D. in Biology from the University of California, San Diego, where he performed research at the Center for Molecular Genetics, and a J.D. from the University of California, Berkeley.

Andrew M. Leitch (Age 64)

Director

Mr. Leitch has served as a director and a member of the Audit Committee of the Board of Directors since August 2007. Mr. Leitch was a partner with Deloitte & Touche LLP for 22 years before he retired in March 2000. While at Deloitte & Touche, he served in various capacities including Vice Chairman of the Management Committee, Hong Kong (1997–2000), Executive Director of Business Development, Hong Kong (1993-1997), Regional Managing Partner, Asia (1982-1990), Director of Mergers and Acquisitions, Asia (1989-1990), Managing Partner, Hong Kong (1988-1990) and Managing Partner, Singapore (1983-1986). He currently is a director (since 2004) and the Chairman of the Audit Committee of Blackbaud, Inc., a publicly-traded provider of software and services for nonprofit organizations, and of Aldila, Inc., a publicly-traded manufacturer of graphite golf shafts. He also serves as a director of four privately-held companies. Previously, Mr. Leitch served as a director and the Chairman of the Audit Committee of Open Energy, Inc. (2006-2007), and as a director and a member of the Audit Committee of Wireless Facilities, Inc. (2005-2006), both publicly-traded companies. Mr. Leitch is a Certified Public Accountant in the state of New York, and a Chartered Accountant in Canada.

Gerald J. Lewis (Age 74)

Director

Justice Lewis has served as a director, a member of the Audit Committee and the Chairman of the Compensation Committee of the Board of Directors since January 2006. He served on a number of courts in the California judicial system, and retired from the Court of Appeal in 1987. He has served as an arbitrator or mediator on a large number of cases and was Of Counsel to Latham & Watkins from 1987 to 1997. He has been a director of several publicly-traded companies, including Henley Manufacturing, Wheelabrator Technologies, Fisher Scientific International, California Coastal Properties and General Chemical Group, and was Chairman of the Audit Committee of several of these companies. Justice Lewis was a director of Invesco Mutual Funds from 2000 until 2003, when Invesco became the AIM Mutual Funds, and thereafter served as a director of the AIM Mutual Funds from 2003 to 2005. Since August 2006, Justice Lewis has served as a director and a member of the Audit and Compensation Committees of the Tennenbaum Opportunities Fund.

CLASS III

Murray H. Hutchison (Age 69)

Director

Mr. Hutchison has served as a director, a member of the Audit and Compensation Committees and the Chairman of the Nominating Committee of the Board of Directors since January 2006. He served 27 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly-traded diversified environmental engineering and construction firm, until his retirement in 1997. Since his retirement, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio and consulting with corporate management on strategic issues. Mr. Hutchison currently serves as the Chairman (since 2005) of Texas Eastern Product Pipelines, a publicly-traded pipeline and distribution company, and The Huntington Hotel Corporation (since 1996), a privately-held company, and as a director of Jack in the Box, Inc. (since 1998), a publicly-traded fast food restaurant chain, Cadiz, Inc. (since 1998), a publicly-traded company focused on land acquisition and water development activities, and The Olson Company (since 1996), a privately-held home builder, and has served on the Audit and Compensation Committees of several publicly-traded companies. Previously, Mr. Hutchison served as Chairman and Chief Executive Officer (1999-2000) of Sunrise Medical, a publicly-traded medical equipment manufacturer, and as a member of the Board of Management of the University of California Berkeley Haas Graduate School of Business Administration. He also has served as a trustee or member of the board of managers of various foundations. Mr. Hutchison holds a B.S. in Economics and a B.B.A. in Foreign Trade.

Christopher J. Reinhard (Age 54)

Chairman of the Board, Chief Executive Officer, President and Treasurer

Mr. Reinhard is a co-founder of Cardium and has served as a director and the Chief Executive Officer, President and Treasurer of Cardium since its inception in December 2003. Mr. Reinhard has also served as a director and the Chief Executive Officer and Treasurer of Innercool Therapies, Inc. since March 2006, and as a director and the Chief Executive Officer and President of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as a director and the Chief Executive Officer, President and Treasurer of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. He also served as Chief Financial Officer of Aries Ventures Inc. from October 20, 2005 to November 16, 2005. For the past ten years, Mr. Reinhard has focused on the commercial development of cardiovascular growth factor therapeutics. Before founding Cardium, he was a co-founder of Collateral Therapeutics, Inc., a former Nasdaq listed public company, and served as a director (from 1995) and President (from 1999) of Collateral Therapeutics until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as Chief Executive of Collateral Therapeutics through December 2004. Mr. Reinhard played a major role in effecting Collateral Therapeutics’ initial public offering led by Bear Stearns & Co. in 1998, and the sale of Collateral Therapeutics to Schering. Mr. Reinhard has also been Executive Chairman (since 2004) of Artes Medical, Inc., a publicly-traded medical technology company. Previously, Mr. Reinhard was Vice President and Managing Director of the Henley Group, a publicly-traded diversified industrial and manufacturing group, and Vice President of various public and private companies created by the Henley Group through spin-out transactions, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory and IMED Corporation, a medical device company. Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

Ronald I. Simon, Ph.D. (Age 69)

Director

Dr. Simon has served as a director, a member of the Compensation Committee and the Chairman of the Audit Committee of the Board of Directors since January 2006. He currently is a financial consultant to various businesses and serves as a director of various private companies and not-for-profit organizations. Formerly, he was a director of Collateral Therapeutics, Inc. from 1998 until its acquisition by Schering AG Group, Germany in 2002. From 1995 through 2002, Dr. Simon was a director, and during 2001 served as Acting Chairman, Chief Executive Officer and Chief Financial Officer, of SoftNet Systems, Inc. and since 2002, has been a director, Chairman of the Compensation Committee (since 2003) and a member of the Audit Committee (since 2005) of its successor company, American Independence Corp., a publicly-traded holding company engaged principally in the health insurance and reinsurance business. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and of WFS Financial Inc., a publicly-traded financial services company, from 2003 until its acquisition by Wachovia Corp. in February 2006, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics from 2001 to 2002. He also served as Executive Vice President and Chief Financial Officer of Western Water

Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon was Managing Director—Chief Financial Officer of The Henley Group from 1986 to 1990. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Independence

The rules of the American Stock Exchange require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors, following the review and determination of the Nominating Committee, has determined that six of our eight directors are independent based on the definition of independence set forth in Rule 121 of the American Stock Exchange. The members determined to be independent are Messrs. Gabrielson, Hutchison, Leitch, Lewis, Otremba and Simon. In addition, Messrs. Hutchison, Leitch, Lewis and Simon also have been determined by our Board of Directors to meet the independence standards for members of an audit committee set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

Board Meetings

The Board of Directors held five meetings during the fiscal year ended December 31, 2007.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Membership on each committee is limited to independent directors as defined under Rule 121 of the American Stock Exchange. In addition, members of the Audit Committee also must meet the independence standards for audit committee members adopted by the United States Securities and Exchange Commission (SEC). The members of the committees of our Board of Directors are as follows:

Audit Committee	Compensation Committee	Nominating Committee
Murray H. Hutchison*	Murray H. Hutchison	Edward W. Gabrielson
Andrew M. Leitch*	Gerald J. Lewis (Chairman)	Murray H. Hutchison (Chairman)
Gerald J. Lewis	Ronald I. Simon	Lon E. Otremba
Ronald I. Simon (Chairman)*

*	The Board of Directors has determined that Dr. Simon and Messrs. Hutchison and Leitch are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the year ended December 31, 2007, the Audit Committee held five meetings, the Compensation Committee held two meetings, and the Nominating Committee held three meetings.

Audit Committee. The Audit Committee operates under a charter originally adopted by the committee in January 2006 and amended in March 2008. A copy of the Audit Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Compensation Committee. The Compensation Committee operates under a charter adopted by the committee in January 2006 and amended in March 2008. A copy of the Compensation Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The primary purpose of the Compensation Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and certain other key personnel. The Compensation Committee is responsible for reviewing and recommending matters to the Board of Directors, which may be based on recommendations from the Company’s Chief Executive Officer, but has no authority to make final decisions except with respect to the Company’s 2005 Equity Incentive Plan as described below or as otherwise set forth in the committee’s charter. Among other things, the Compensation Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, retirement and other compensation, and is responsible for evaluating the performance of the Company’s Chief Executive Officer and making recommendations to the Board of Directors concerning the compensation for such officer. In addition, the Board of Directors has delegated to the Compensation Committee the authority to administer the Company’s 2005 Equity Incentive Plan, including the authority to consider and act upon recommendations from management to grant awards under the plan to employees and consultants of the Company and its subsidiaries, not including officers and directors of the Company. The committee may delegate its authority to subcommittees of the committee or to committees comprised of Company employees when legally permissible and when the committee deems it appropriate or desirable to facilitate the operation or administration of the plans and programs the committee oversees. The Compensation Committee also may engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location when the committee deems appropriate. It is anticipated that the committee will engage such independent consultants from time to time to aid the committee in its evaluation of the Company’s compensation programs for its executive officers.

Nominating Committee. The Nominating Committee operates under a charter adopted by the committee in January 2006 and amended in March 2008. A copy of the Nominating Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets the requirements of the American Stock Exchange and the SEC relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to the Company at 3611 Valley Centre Drive, Suite 525, San Diego, California, 92130, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to the Company’s operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practicable. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

In recognition that it may not be possible or practicable, in light of other business commitments of the Company’s directors, to attend the Company’s annual meetings of stockholders, the members of the Board of Directors are invited, but not required, to attend each of the Company’s annual meeting of stockholders. At the Company’s last annual meeting of stockholders held on June 6, 2007, two members of the Board of Directors were present.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class II directors currently are serving a term that is due to expire at the Annual Meeting. The Class III directors currently are serving a term that is due to expire at our next annual meeting, and the Class I directors are serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting three Class II directors are to be elected, each to serve until the next annual meeting of stockholders held to elect Class II directors and until their respective successor is elected and qualified or until their respective death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who currently are Class II members of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Our Board of Directors proposes the election of the following nominees as Class II members of the Board of Directors:

Tyler M. Dylan             Andrew M. Leitch             Gerald J. Lewis

Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as a Class II director of the Company.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors proposes that the stockholders of the Company approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to change the Company’s name from “Cardium Therapeutics, Inc.” to “Cardium Group Inc.” The Board of Directors believes that the name “Cardium Group Inc.” more accurately reflects the manner in which the Company’s business has been conducted following the acquisition of Innercool Therapies, Inc. in March 2006 and Tissue Repair Company in August 2006, each of which has been operated as a wholly-owned subsidiary of Cardium. If approved, the name change would become effective upon the filing of the amendment with the Delaware Secretary of State. A copy of the proposed Third Amended and Restated Certificate of Incorporation is attached to this proxy statement as Exhibit A.

Our Board of Directors unanimously recommends that you vote FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2007 was Marcum & Kliegman LLP. The Audit Committee of the Board of Directors has selected and approved Marcum & Kliegman LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Marcum & Kliegman LLP are not expected to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed to the Company by Marcum & Kliegman LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings during each of the last two fiscal years ended December 31, were:

2007	$256,850
2006	$148,000

Audit-Related Fees

There were no fees billed to the Company by Marcum & Kliegman LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and not included under “Audit Fees” above, during the fiscal years ended December 31, 2007 and December 31, 2006.

Tax Fees

There were no fees billed to the Company by Marcum & Kliegman LLP for professional services for tax compliance, tax advice or tax planning during the fiscal years ended December 31, 2007 and December 31, 2006.

All Other Fees

The aggregate fees billed to the Company by Marcum & Kliegman LLP for products and services, other than those described above, provided during each of the last two fiscal years ended December 31 were:

2007	$0
2006	$7,500

The 2006 fees were for services provided in connection with 1099 reporting for a distribution made to its stockholders by Aries Ventures Inc., the Company’s predecessor.

Pre-Approval Policies and Procedures

Committee Pre-Approval. On January 18, 2006, the Audit Committee approved certain pre-approval policies and procedures contained in its Charter. Under these policies and procedures, the Audit Committee must approve in advance all auditing services and all permissible non-audit services to be provided by our independent registered public accounting firm. If the Audit Committee approves an audit service within the scope of the engagement of our independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

Pre-Approval Exceptions. Notwithstanding the Audit Committee pre-approval policies described above, pre-approval is not required for permissible non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company is not more than 5% of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved before completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation of Pre-Approval Authority. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the pre-approvals of audit and permissible non-audit services described above. The decision of any member of the Audit Committee to whom such authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. On May 9, 2006, the Audit Committee delegated the authority to grant the pre-approvals of audit and permissible non-audit services to Ronald I. Simon, the Chairman of the Audit Committee.

All of the non-audit fees described above requiring pre-approval were pre-approved by the Audit Committee in accordance with its policies and procedures.

Effect of Ratification

Ratification by stockholders of the selection of Marcum & Kliegman LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate governance, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify the selection of Marcum & Kliegman LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote FOR Proposal 3.

OUR EXECUTIVE OFFICERS

The Board of Directors elects the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions with the Company, and business experience of each of our executive officers and other significant employees are shown below.

Christopher J. Reinhard (Age 54)

Chairman of the Board, Chief Executive Officer, President and Treasurer

Mr. Reinhard is a co-founder of Cardium and has served as a director and the Chief Executive Officer, President and Treasurer of Cardium since its inception in December 2003. Mr. Reinhard has also served as a director and the Chief Executive Officer and Treasurer of Innercool Therapies, Inc. since March 2006, and as a director and the Chief Executive Officer and President of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as a director and the Chief Executive Officer, President and Treasurer of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. He also served as Chief Financial Officer of Aries Ventures Inc. from October 20, 2005 to November 16, 2005. For the past ten years, Mr. Reinhard has focused on the commercial development of cardiovascular growth factor therapeutics. Before founding Cardium, he was a co-founder of Collateral Therapeutics, Inc., a former Nasdaq listed public company, and served as a director (from 1995) and President (from 1999) of Collateral Therapeutics until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as Chief Executive of Collateral Therapeutics through December 2004. Mr. Reinhard played a major role in effecting Collateral Therapeutics’ initial public offering led by Bear Stearns & Co. in 1998, and the sale of Collateral Therapeutics to Schering. Mr. Reinhard has also been Executive Chairman (since 2004) of Artes Medical, Inc., a publicly-traded medical technology company. Previously, Mr. Reinhard was Vice President and Managing Director of the Henley Group, a publicly-traded diversified industrial and manufacturing group, and Vice President of various public and private companies created by the Henley Group through spin-out transactions, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory and IMED Corporation, a medical device company. Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

Tyler M. Dylan, Ph.D., J.D. (Age 46)

Director, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Dr. Dylan is a co-founder of Cardium and has served as a director and the General Counsel, Executive Vice President and Secretary of Cardium since its inception in December 2003, and as the Chief Business Officer of Cardium since May 2005. Dr. Dylan has also served as a director and the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. Dr. Dylan has focused on the development of cardiovascular growth factor therapeutics for the last eight years. He served as General Counsel (from 1998) and Vice President (from 1999) of Collateral Therapeutics, Inc. until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as an executive officer of Collateral Therapeutics until October 2003. Dr. Dylan played a major role in developing Collateral Therapeutics’ intellectual property portfolio, in furthering its business development efforts and in advancing the company toward and through its acquisition by Schering. In addition to his work with Collateral Therapeutics, Dr. Dylan has advised both privately-held and publicly-traded companies that are developing, partnering or commercializing technology-based products. Before joining Collateral Therapeutics, Dr. Dylan was a partner of the international law firm of Morrison & Foerster LLP. In his law firm practice, Dr. Dylan focused on the development, acquisition and enforcement of intellectual property rights, as well as related business and transactional issues. He also has worked with both researchers and business management in the biotech and pharmaceutical industries. Dr. Dylan received a B.Sc. in Molecular Biology from McGill University, Montreal, Canada, a Ph.D. in Biology from the University of California, San Diego, where he performed research at the Center for Molecular Genetics, and a J.D. from the University of California, Berkeley.

Dennis M. Mulroy (Age 53)

Chief Financial Officer

Mr. Mulroy has been the Chief Financial Officer of Cardium since November 2005. He has also served as a director and the Chief Financial Officer of Innercool Therapies, Inc. since March 2006, and as a director, Chief Financial Officer and Treasurer of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Financial Officer of Aries Ventures Inc. from November 2005 through its merger with Cardium in January 2006. Before joining Cardium, Mr. Mulroy was Chief Financial Officer of Molecular Imaging Corporation, a publicly-traded diagnostic services company (January 2004 – November 2005), SeraCare Life Sciences, Inc., a publicly-traded company (November 2001 – June 2003), and Bioceutix Inc. (January 2001 – November 2001). Mr. Mulroy was also employed with Ernst & Young in San Diego, California and is a Certified Public Accountant in the State of California. He received his degree in Business Administration with an emphasis in Accounting from the University of San Diego.

Randall W. Moreadith, M.D., Ph.D. (Age 54)

Executive Vice President and Chief Medical Officer

Dr. Moreadith has been an Executive Vice President and the Chief Medical Officer of Cardium since January 2006. He has also served as Chief Medical Officer of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Before joining Cardium, Dr. Moreadith served as Chief Medical Officer of Renovis, Inc., a publicly-traded pharmaceutical company, from August 2004 to December 2005. He was a co-founder of ThromboGenics Ltd., a company focused on biotherapeutics for the treatment of vascular diseases, including acute ischemic stroke, and served as the company’s President and Chief Operating Officer (1998-2002) and Chief Medical Officer (1997-1998 and 2003). From April 1996 to February 1997, Dr. Moreadith served as Principal Medical Officer of Quintiles, Inc., and was also a co-founder of the Cardiovascular Therapeutics Group. He received a B.S. in Biology and Chemistry from North Carolina State University, an M.D. from Duke University and a Ph.D. in Biochemistry from Johns Hopkins University, and was a Howard Hughes Medical Institute Postdoctoral Fellow in Genetics at Harvard Medical School. His faculty appointments include the University of Texas Southwestern Medical Center where he was an Established Investigator of the American Heart Association.

Gabor M. Rubanyi, M.D., Ph.D. (Age 61)

Chief Scientific Officer

Dr. Rubanyi has been the Chief Scientific Officer of Cardium since June 2006. From November 2005 until March 2006, he provided consulting services to Cardium. In March 2006, Dr. Rubanyi became an employee and a Scientific Advisor of Cardium. Before joining Cardium in March 2006, Dr. Rubanyi was Vice President of Gene Therapy at Berlex Biosciences (a subsidiary of Berlex Laboratories, the U.S. pharmaceutical affiliate of the Schering AG Group, Germany), and Adjunct Professor at the University of California, Davis. He initiated and played a leading role in the Angiogenic Gene Therapy for Coronary Artery Disease project at Schering/Berlex. Formerly, Dr. Rubanyi was Director of Vascular and Endothelial Research at Berlex (1992-1999), Director of the Institute of Pharmacology at Schering AG, Research Center, Berlin, Germany (1990-1992), Director of Pharmacology at Berlex Laboratories (1987-1990), and Associate Professor at the Mayo Clinic Medical School (1983-1987). Since 2006, Dr. Rubanyi has served as a director of Hybrid Systems, Ltd., a private, United Kingdom biotech company. Dr. Rubanyi is the author or co-author of 22 books and over 325 research articles, serves as an editorial board member to several biomedical journals and is the founder of the biomedical journal Endothelium. He also is a member of numerous American and international scientific societies. His pioneering work on the nature and characterization of endothelium-derived relaxing factors (nitric oxide) and contracting factors (endothelin) contributed substantially to the Company’s present knowledge about endothelial control of vascular function in health and disease, including angiogenesis.

Michael L. Magers (Age 59)

President and Chief Operating Officer of Innercool Therapies, Inc.

Mr. Magers has been the President and Chief Operating Officer of Innercool Therapies, Inc. since March 2006. Previously, he served as the Vice President of Research and Development (1998 – 2001) and Chief Technology Officer (2001 – 2005) of Post Cooling Corporation (previously Innercool Therapies, Inc. before the completion of Cardium’s acquisition of its business in March 2006), and currently serves as the President (since 2005) and Chief Operating Officer (since 2003) of Post Cooling Corporation. He has more than 30 years’ experience in the research, development, manufacturing and marketing of innovative medical devices. Mr. Magers was Vice President, Research & Development of Mallinckrodt (Tyco) (1994-1998), Director of Technology of Ohmeda – Medical Devices Division (1990-1994), and Vice President, Technology of Baxter Edwards Critical Care Division (1976-1990). Mr. Magers has an M.S. in Engineering and an M.B.A. in Finance and Marketing from the University of California, Irvine.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by our directors, our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of April 10, 2008.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]		Percent of Common Stock Outstanding[2]
Tyler M. Dylan, Ph.D., J.D. Chief Business Officer, Executive Vice President, General Counsel and Secretary	2,550,000		5.85%

Edward W. Gabrielson, M.D. Director	91,658	[3]	Less than 1%

Murray H. Hutchison Director	58,324	[4]	Less than 1%

Andrew M. Leitch Director	30,647	[5]	Less than 1%

Gerald J. Lewis Director	91,658	[3]	Less than 1%

Randall W. Moreadith, M.D., Ph.D. Executive Vice President and Chief Medical Officer	291,640	[4]	Less than 1%

Dennis M. Mulroy Chief Financial Officer	229,634	[4]	Less than 1%

Lon E. Otremba Director	91,658	[3]	Less than 1%

Christopher J. Reinhard Director, Chief Executive Officer, President and Treasurer	2,953,256		6.77%

Gabor M. Rubanyi, M.D., Ph.D. Chief Scientific Officer	2,000,000	[6]	4.58%

Ronald I. Simon, Ph.D. Director	58,324	[4]	Less than 1%

All directors and executive officers as a group (11 persons)	8,446,799	[7]	19.00%

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

[1]

A person is considered to be a beneficial owner of shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days (such as through the exercise of stock options, warrants or other rights). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days of April 10, 2008 pursuant to options, warrants or other rights. As of April 10, 2008, there were 43,625,291 shares of our common stock outstanding.

[3]	Includes 58,324 shares underlying options exercisable as of April 10, 2008 or that will become exercisable within 60 days of April 10, 2008.
[4]	Represents shares underlying options exercisable as of April 10, 2008 or that will become exercisable within 60 days of April 10, 2008.

[5]	Includes 18,747 shares underlying options exercisable as of April 10, 2008 or that will become exercisable within 60 days of April 10, 2008.
[6]

As of April 10, 2008, approximately 361,111 shares remained subject to a repurchase right exercisable by the Company at a purchase price of $0.01 per share within 60 days if Dr. Rubanyi’s service to the Company as an employee, director or consultant is terminated for any reason.

[7]	Includes 831,641 shares underlying options exercisable as of April 10, 2008 or that will become exercisable within 60 days of April 10, 2008.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Our executive compensation programs were designed to attract and retain highly qualified executives and to motivate them to improve long-term stockholder returns by achieving both short- and long-term strategic Company goals. Our compensation programs have sought to link a significant portion of each executive’s compensation directly to individual and Company performance and to align the financial interests of our executives with those of our stockholders. There are three basic components to our executive compensation program: salary and benefits, cash bonuses, and long-term incentive compensation in the form of stock options and other equity-based compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees. For each of the executive officers, the Compensation Committee periodically evaluates the amount of each executive officer’s base salary, cash bonus, if any, and the nature and extent of such officer’s participation in the Company’s 2005 Equity Incentive Plan, and compares each overall compensation package to those of similar positions within comparable companies, as described further below. As the Company’s business units are developing, the Compensation Committee is expected to give further consideration to plans that would seek to further align bonuses and other compensation with successful application of the Company’s business model by rewarding executive officers and other key personnel for significant contributions towards the development of our assets and portfolio of medical products and our efforts to monetize the economic value of that portfolio by establishing strategic collaborations, selling businesses or assets, or completing other monetizing transactions at appropriate valuation inflection points.

Salary and Benefits. Our executive salary structure is designed to be competitive, which we believe is important if we are to retain our executives and other key employees and attract highly qualified executives when needed. To determine whether our salary structure is competitive, we periodically review available information about prevailing salaries and compensation programs offered by companies within our geographic area that are similar to us in size and type of business conducted. When the Compensation Committee deems appropriate, we also may retain the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among other factors, industry, size and location. The last such survey was conducted and reviewed by the Compensation Committee in March 2007, at which time certain executive officers received salary adjustments based on the survey results. No salary adjustments have been made since that time. We generally take into account not only the amount of our base salary but also our overall benefits package. Our executive benefits include vacation, medical, dental, term life and disability. An individual executive’s salary and benefits package will vary within our framework based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. We historically have not provided a substantial amount of compensation in the form of perquisites.

Bonus. We currently do not have a formal bonus plan. Any bonuses paid have been in the discretion of the Compensation Committee and the Board of Directors. Bonuses paid to executive officers in 2007 were based on an executive officer’s then current base salary, the results of the compensation survey noted above, and individual and Company performance. No bonuses have been paid to date in 2008. However, as noted above, as the Company’s business units are developing the Compensation Committee is expected to give further consideration to plans that would seek to further align bonuses and other compensation with successful application of the Company’s business model by rewarding executive officers and other key personnel for significant contributions towards the development of our assets and portfolio of medical products and our efforts to monetize the economic value of that portfolio through strategic collaborations, selling businesses or assets, or completing other monetizing transactions at appropriate valuation inflection points.

Long-Term Incentive Compensation. Each executive officer is eligible to participate in our 2005 Equity Incentive Plan (the “Plan”). Under the Plan, the Compensation Committee, generally based on recommendations from the Chief Executive Officer, may grant incentive and nonqualified stock options, restricted stock, stock appreciation rights, and performance stock and units to executive officers and other personnel, non-employee directors and consultants. As of December 31, 2007, only incentive and nonqualified stock options have been granted under the plan.

Options to buy shares of our common stock are awarded with an exercise price equal to the fair market value of our common stock on the date of grant. Accordingly, the executive is rewarded only if the market price of our common stock appreciates. Options granted to executive officers also generally have vesting conditions of three to four years in an effort to promote employee retention, and expiration periods of seven to ten years.

Stock options are designed to align the interests of our executive officers with those of our stockholders by encouraging executives to enhance the value of the Company and, thus, the price of our common stock and the stockholders’ return.

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last three fiscal years ended December 31.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Christopher Reinhard CEO & President	2007		363,791	105,000		—		—		—	—	—		468,791
	2006		350,000	—		—		—		—	—	—		350,000
	2005		54,519	—		—		—		—	—	—		54,519

Dennis Mulroy Chief Financial Officer	2007		201,826	45,000		—		106,185	[2]	—	—	—		353,011
	2006		175,000	—		—		106,185	[2]	—	—	—		281,185
	2005	[3]	21,875	—		—		—		—	—	—		21,875

Tyler Dylan	2007		325,000	98,000		—		—		—	—	—		423,000
Chief Business Officer, Exec. VP, & General Counsel	2006		337,854	—		—		—		—	—	—		337,854
	2005		50,625	—		—		—		—	—	20,000	[4]	70,625

Randall Moreadith Exec. VP and Chief Medical Officer	2007		327,479	90,000		—		206,250	[6]	—	—	—		623,729
	2006	[8]	301,875	35,000	[5]	—		206,250	[6]	—	—	93,983	[7]	637,108
	2005	[8]	—	—		—		—		—	—	—		—

Gabor Rubanyi Chief Scientific Officer	2007		311,916	45,000		—		—		—	—	—		356,916
	2006	[9]	268,689	—		—		—		—	—	—		268,689
	2005	[9]	16,667	—		—	[10]	—		—	—	—		16,667

[1]

Options were granted under our 2005 Equity Incentive Plan. The amounts shown represent the dollar amount recognized for financial statement reporting purposes for the year in accordance with FAS 123R. For a discussion of the assumptions underlying this valuation, please see Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

[2]

Upon joining the Company, Mr. Mulroy received an incentive stock option to buy 275,000 shares of the Company’s common stock. The option has an exercise price of $1.95, a ten year term, and vests over a three year period. As of December 31, 2007, 191,819 shares were vested under the option and the option remained outstanding.

[3]	Mr. Mulroy joined the Company on November 16, 2005.
[4]

Dr. Dylan received 1,825,000 shares of the Company’s common stock in April 2005 in exchange for services provided to the Company valued at $18,250, and 175,000 shares of the Company’s common stock in May 2005 in exchange for services provided to the Company valued at $1,750.

[5]	Represents a signing bonus paid to Dr. Moreadith upon joining the Company.
[6]

Upon joining the Company, Dr. Moreadith received an incentive stock option to buy 119,564 shares of the Company’s common stock and a nonqualified option to buy 380,436 shares of the Company’s common stock. The options have an exercise price of $2.75, a ten year term, and vest over a four year period. As of December 31, 2007, 239,565 shares were vested under the options and all such options remained outstanding.

[7]	Dr. Moreadith received $48,000 for temporary housing and $45,983 for relocation expenses.
[8]	Dr. Moreadith joined the Company on January 17, 2006.
[9]

Dr. Rubanyi joined the Company in March 2006 and became an executive officer of the Company on June 1, 2006. From November 2005 until March 2006, he provided consulting services to the Company under the terms of a Consulting Services Agreement and was paid a consulting fee of $8,333 per month.

[10]

In July 2005, before joining the Company, Dr. Rubanyi was granted 2,000,000 shares of restricted stock at a purchase price of $0.01 per share. 1,000,000 shares vested on July 1, 2005. The remaining 1,000,000 shares were subject to a repurchase right exercisable by the Company at a purchase price of $0.01 per share within 60 days if Dr. Rubanyi’s service to the Company as an employee, director or consultant is terminated for any reason and vest in equal monthly installments over the 36 month period following the date Dr. Rubanyi became an employee of the Company. No dollar amount was recognized with respect to this award for financial statement reporting purposes.

Employment Agreements

As of December 31, 2007, none of the Company’s executive officers had an effective employment agreement with the Company.

Grants of Plan-Based Awards

No awards were granted to the named executive officers during the year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information about unexercised option awards and unvested restricted stock awards held by our executive officers as of December 31, 2007. There were no other option or stock awards held by our executive officers as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Un- Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tyler Dylan	—	—		—	—	—	—		—		—	—
Dennis Mulroy	191,819	83,181	[1]	—	$1.95	11/17/2015	—		—		—	—
Randall Moreadith	239,565	260,435	[2]	—	$2.75	1/16/2016	—		—		—	—
Christopher Reinhard	—	—		—	—	—	—		—		—	—
Gabor Rubanyi	—	—		—	—	—	—	[3]	—	[3]	—	—

[1]	The shares vested approximately 34% on November 16, 2005 and vest 2.75% per month thereafter.
[2]	The shares vested approximately 25% on January 17, 2007, and vest 2.083% per month thereafter.
[3]

In July 2005, before joining the Company, Dr. Rubanyi was granted 2,000,000 shares of restricted stock at a purchase price of $0.01 per share. 1,000,000 shares vested on July 1, 2005. The remaining 1,000,000 shares were subject to a repurchase right exercisable by the Company at a purchase price of $0.01 per share within 60 days if Dr. Rubanyi’s service to the Company as an employee, director or consultant is terminated for any reason and vest in equal monthly installments over the 36 month period following the date Dr. Rubanyi became an employee of the Company.

Option Exercises and Stock Vested

The following table provides information about option exercises by and vesting of stock awards to our executive officers during the fiscal year ended December 31, 2007. No other instruments were exercised nor did any other stock awards vest for our executive officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Valued Realized on Exercise($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Tyler Dylan	—	—	—		—
Dennis Mulroy	—	—	—		—
Randall Moreadith	—	—	—		—
Christopher Reinhard	—	—	—		—
Gabor Rubanyi	—	—	—	[1]	—	[1]

[1]

In July 2005, before joining the Company, Dr. Rubanyi was granted 2,000,000 shares of restricted stock at a purchase price of $0.01 per share. 1,000,000 shares vested on July 1, 2005. The remaining 1,000,000 shares were subject to a repurchase right exercisable by the Company at a purchase price of $0.01 per share within 60 days if Dr. Rubanyi’s service to the Company as an employee, director or consultant is terminated for any reason and vest in equal monthly installments over the 36 month period following the date Dr. Rubanyi became an employee of the Company.

Pension Benefits

During the fiscal year ended December 31, 2007, the Company did not have any pension or similar plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During the fiscal year ended December 31, 2007, the Company did not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. There are no interlocks between the executive officers and members of the Compensation Committee of the Company and those of any other entity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee

Gerald J. Lewis, Chairman

Murray H. Hutchison

Ronald I. Simon

The Compensation Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

DIRECTOR COMPENSATION

Each non-employee director receives an annual retention fee of $24,000, payable quarterly, and members of the Audit Committee receive an additional annual fee of $10,000 for their service on the Audit Committee. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Upon joining the Board of Directors, each non-employee director receives an option under the Company’s 2005 Equity Incentive Plan to buy 100,000 shares of the Company’s common stock, vesting over a four year period, with an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and a ten year term. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. Neither Mr. Reinhard nor Dr. Dylan receive any additional compensation for serving as a director.

The following table shows the compensation earned by or paid or awarded to our directors, who are not also executive officers, for all services rendered by them in their capacity as a director of the Company during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Gabrielson	$24,000	—	$165,000	[2]	—	—	—	$189,000
Murray Hutchison	34,000	—	165,000	[2]	—	—	—	199,000
Andrew Leitch	12,750	—	191,000	[3]	—	—	—	203,750
Gerald Lewis	34,000	—	165,000	[2]	—	—	—	199,000
Lon Otremba	24,000	—	165,000	[2]	—	—	—	189,000
Ronald Simon	34,000	—	165,000	[2]	—	—	—	199,000

[1]

The amount shown is the total dollar amount the Company expects to recognize as compensation expense for financial statement reporting purposes over the vesting period of the option. For a discussion of the assumptions underlying this valuation, please see Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

[2]

Upon joining the Board of Directors in January 2006, each director received an option to buy 100,000 shares of the Company’s common stock as described above. As of December 31, 2007, 47,909 shares were vested under each such option and all such options remained outstanding.

[3]

Upon joining the Board of Directors in August 2007, Mr. Leitch received an option to buy 100,000 shares of the Company’s common stock as described above. As of December 31, 2007, 8,332 shares were vested under each such option and all such options remained outstanding.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of December 31, 2007.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,830,000	$2.30	1,835,856	[1]

Equity compensation plans not approved by stockholders	324,000	$2.53	0

Total	4,154,000	$2.32	1,835,856

[1]

Under the terms of the plan in effect as of December 31, 2007, in addition to securities that may be issued upon the exercise of options, warrants or other rights granted under the plan, securities may also be issued under the plan in the form of shares of restricted stock of the Company issued with such restrictions on transfer, rights of first refusal, repurchase and/or forfeiture provisions and other provisions and conditions as the Board of Directors or the Compensation Committee may determine from time to time.

The amounts shown in the table above with respect to equity compensation plans not approved by stockholders represent shares authorized and reserved for issuance by the Board of Directors in May 2006 pursuant to an incentive warrant plan adopted to provide equity incentives to employees and consultants of Innercool Therapies, Inc., a wholly-owned subsidiary of Cardium. The Board of Directors delegated administration of the plan to the Board of Directors of Innercool Therapies, Inc., which currently consists of Messrs. Reinhard and Mulroy and Dr. Dylan. Warrants granted pursuant to the plan were granted with seven year terms, at an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and with four year vesting terms. The plan has been discontinued.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our employees and directors, including all of our officers and non-employee directors and all employees, officers and directors of our subsidiaries. The Audit Committee periodically reviews the Code of Ethics and the Company’s compliance with its Code of Ethics. Our Code of Ethics has been posted in the corporate governance section of our website at www.cardiumthx.com. Any amendments to our Code of Ethics or any waivers from our Code of Ethics also will be posted on our website. Our Code of Ethics is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations from our directors and executive officers that no other reports were required, during the year ended December 31, 2007, all required Section 16(a) reports applicable to our directors, executive officers and greater than 10% stockholders were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the terms of the Audit Committee’s charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflict of interest situations on an ongoing basis. The Company may not enter into a related party transaction unless it has been approved by the Audit Committee. A transaction is considered a “related party transaction” if the transaction would be required to be disclosed pursuant to Item 404 of Regulation S-K. There have been no related party transactions since January 1, 2007, nor are any currently proposed.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with the Company’s management, and has discussed with Marcum & Kliegman LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Marcum & Kliegman required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Marcum & Kliegman LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007, be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are presented fairly in all material respects in accordance with accounting principles generally accepted in the United States, to certify the Company’s financial statements or to guarantee the report of the Company’s independent registered public accounting firm. As the Audit Committee’s primary function is oversight, the Audit Committee relies on the expertise, skills and knowledge of management and the Company’s independent registered public accounting firm and the accuracy of information provided to the Audit Committee by such persons in carrying out its oversight responsibilities. In giving its recommendation to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K, the Audit Committee relied on (i) certain representations and reports of management concerning the preparation of the financial statements; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the members of the Audit Committee

Ronald I. Simon, Chairman

Murray H. Hutchison

Andrew M. Leitch

Gerald J. Lewis

The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (“2007 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2007 Annual Report free of charge to any stockholder upon written request to the Company at 3611 Valley Centre Drive, Suite 525, San Diego, California 92130. The 2007 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2007 Annual Report together with any later information that we file with the SEC and other publicly available information. Documents we file with the SEC may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on December 29, 2008. If, however, we change the date of next year’s annual meeting by more than 30 days from the date of this year’s Annual Meeting, the deadline to submit a proposal for inclusion in our proxy materials would be within a reasonable time before we begin to print such materials. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Amended and Restated Bylaws, to be properly brought before a meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present to the attention of our Secretary. To be timely, we must receive the notice at our principal place of business not later than the close of business on the 15th day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings, or 120 days before the date that is one year from the date of the immediately preceding annual meeting of stockholders with respect to proposals to be considered at an annual meeting of stockholders. To be in proper form, the notice must be in writing and include the specified information set forth in Section 1.12 of Article I of our Amended and Restated Bylaws.

All proposals and notices should be sent by certified mail, return receipt requested, to Cardium Therapeutics, Inc., 3611 Valley Centre Drive, Suite 525, San Diego, California 92130, Attn: Tyler M. Dylan, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

San Diego, California	By Order of the Board of Directors
April 28, 2008

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CARDIUM THERAPEUTICS, INC.

a Delaware corporation

Cardium Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Cardium Therapeutics, Inc. (“Corporation”).

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on December 22, 2003, the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on May 20, 2005, and the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on January 13, 2006.

3. This Third Amended and Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 222, 242 and 245 of the General Corporation Law of the State of Delaware and restates, integrates and further amends the provisions of the Second Amended and Restated Certificate of Incorporation and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the Second Amended and Restated Certificate of Incorporation of the Corporation.

4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I.

The name of this Corporation is Cardium Group Inc.

ARTICLE II.

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of this Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III.

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

The total number of shares of stock this Corporation shall have authority to issue is Two Hundred Forty Million (240,000,000), divided into Two Hundred Million (200,000,000) shares of Common Stock, $0.0001 par value, and Forty Million (40,000,000) shares of Preferred Stock, $0.0001 par value. There shall be only one (1) class of Common Stock and all holders of Common Stock issued by this corporation shall have equal voting rights per share of Common Stock.

The Board of Directors of this Corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereon including, but not limited to, the determination of dividend, voting, liquidation, redemption and conversion rights, preferences and limitations and any other preferences and relative, participating, optional or other special rights. The Board of Directors is also authorized to increase or decrease the number of shares of any series before or after the issue of that series, but not above the total number of authorized and unissued shares of the class or below the number of shares of such series then outstanding.

ARTICLE V.

The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, except that no decrease in the number of such directors shall prevent any incumbent director from serving the balance of the term for which he was duly elected or appointed unless he is removed from office in accordance with this Certificate of Incorporation, the Bylaws of the Corporation or applicable law. No director of the Corporation may be removed except for cause, and the affirmative vote of all classes of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class, shall be required to remove a director for cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for gross negligence, breach of fiduciary duty, or misconduct in the performance of the director’s obligations to the Corporation, and such conviction or adjudication has become final and nonappealable. All vacancies including those caused by an increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum. Directors so appointed to fill any vacancy shall serve until their successors are elected and qualified. The directors shall be classified as to the duration of their respective terms, or as to their election by one or more authorized classes or series of shares, in accordance with the terms of the Bylaws of this Corporation.

ARTICLE VI.

Unless and except to the extent the Bylaws of this Corporation shall so require, the election of directors of this Corporation need not be by written ballot.

ARTICLE VII.

Any proposal duly brought before the stockholders of this Corporation that previously has not been approved by a majority of the Board of Directors of this Corporation, must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of Article IX below regarding cumulative voting, any proposal duly brought before the stockholders of this Corporation that previously has been approved by a majority of the Board of Directors of this Corporation and that, under applicable laws of the State of Delaware, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

ARTICLE VIII.

No action may be taken by written consent of the stockholders.

ARTICLE IX.

Notwithstanding the provisions of Article VII above and Article XIV below, the stockholders of this Corporation shall not have the right to cumulative voting unless an amendment to this Article IX permitting such cumulative voting is approved by the affirmative vote of not less than sixty percent (60%) of the directors of this Corporation, and duly adopted by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

ARTICLE X.

A. In addition to any affirmative vote required or permitted by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in A(i) and A(ii) of this Article X, the Corporation shall not effect, directly or indirectly, any Stock Repurchase from an Interested Stockholder unless said Stock Repurchase is authorized by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class, which shares are Beneficially Owned by Persons other than such Interested Stockholder.

The preceding provisions of this Article X shall not be applicable to any Stock Repurchase from an Interested Stockholder if such Stock Repurchase is effected by the Corporation pursuant to:

(i) a tender offer or exchange offer by the Corporation for some or all of the outstanding shares of any or all classes of stock of the Corporation made on the same terms to all holders of such shares; or

(ii) an open market stock purchase program approved by a majority of those members of the Board who were duly elected and acting members of the Board prior to the time such person became an Interested Stockholder.

B. For purposes of this Article X:

(i) The following terms shall be defined by reference to the Securities Exchange Act of 1934 and the rules in effect thereunder on the date of this Second Amended and Restated Certificate of Incorporation: “Affiliate,” “Associate” and “Subsidiary” shall have the respective meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, and “Beneficial Owner” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

(ii) “Interested Stockholder” shall mean a Person (other than any Subsidiary of the Corporation, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any trustee of or a fiduciary with respect to any such plan when acting in such capacity) who: (a) has been a Beneficial Owner for a period of less then two years immediately prior to the Determination Date of five percent or more of the issued and outstanding shares of Voting Stock (including any Voting Stock which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement, or understanding); or (b) is an Affiliate of the Corporation who became the Beneficial Owner of five percent or more of the issued and outstanding shares of Voting Stock at any time within the two-year period immediately prior to the Determination Date; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were Beneficially Owned by any Interested Stockholder at any time within the two-year period immediately prior to the Determination Date, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

(iii) “Stock Repurchase” shall mean any direct or indirect purchase by the Corporation or any Subsidiary of the Corporation of any shares of the stock of the Corporation at a price greater than the Market Price of such shares, or any direct or indirect purchase of such shares for any consideration other than cash.

(iv) “Market Price” shall mean the closing sale price on the trading day immediately preceding the Determination Date of a share of the Corporation’s stock on the principal United States securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the last trading day immediately preceding the Determination Date on the National Association of Securities Dealers, Inc. automated quotations system or any similar system then in use, or if no such quotations are available, the fair market value on the Determination Date of a share of such stock as determined in good faith by a majority of the Board.

(v) “Determination Date” shall mean the date upon which the determination of Market Price is made by the Board.

(vi) “Person” shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock.

C. Nothing contained in this Article X shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

D. The Board shall have the power and duty to determine for the purposes of this Article X on the basis of information known to its members after reasonable inquiry, (i) whether a Person is, and if so, when such Person became, an Interested Stockholder, (ii) the number of shares of stock of the Corporation or other securities of which any Person is a Beneficial Owner and the number of votes entitled to be cast by such person, (iii) whether a Person is an Affiliate or Associate or another, and (iv) whether the price proposed to be paid for any shares of stock of the Corporation is in excess of the Market Price of such shares. Any such determination made in good faith shall be binding on and conclusive for all parties.

For the purposes of determining whether a Person is an Interested Stockholder pursuant to Section B(ii) of this Article X, the shares of the stock of the Corporation deemed to be outstanding shall include shares deemed Beneficially Owned by such Person, but shall not include any other shares of stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

ARTICLE XI.

A director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as provided below in this Article XI and except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of this Corporation hereunder in respect of any act or omission occurring before the time of such amendment, modification or repeal.

The foregoing provision, however, shall not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) for the payment of dividends in violation of the

General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the law of the State of Delaware is amended after approval of this Article XI so as to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of this Corporation shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. The provisions of this Article XI shall not be deemed to limit or preclude indemnification of a director by this Corporation for any liability of a director which has not been eliminated by the provisions of this Article XI.

ARTICLE XII.

This Corporation is authorized to indemnify the directors, officers, employees and agents of this Corporation to the fullest extent permissible under Delaware law through provisions in the Bylaws of this Corporation, indemnification agreements with such persons, resolutions of the Board of Directors, or otherwise as permitted by applicable law. Notwithstanding the foregoing authorization, nothing herein shall be deemed to require this Corporation to indemnify any director, officer, employee or agent in excess of the indemnification expressly required by applicable Delaware law. Any amendment, modification or repeal of the foregoing shall not adversely affect any right of a person hereunder in respect of any matter occurring before the time of such amendment, modification or repeal.

ARTICLE XIII.

This Corporation shall have perpetual existence.

ARTICLE XIV.

Any amendment, alteration, change or repeal of any provisions contained in this Certificate of Incorporation duly brought before the stockholders of this Corporation that previously has not been approved by a majority of the Board of Directors of this Corporation, must be approved by the affirmative vote of the holders of not less than sixty percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of Article IX above regarding cumulative voting, any proposal duly brought before the stockholders of this Corporation that previously has been approved by a majority of the Board of Directors of this Corporation and that, under applicable laws of the State of Delaware, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting at which a quorum is present. Unless otherwise required by law, all such shares shall vote as a single class.

I, the undersigned, for the purpose of amending and restating the Corporation’s Certificate of Incorporation, do make, file and record this Third Amended and Restated Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 6th day of June, 2008.

By:
Christopher J. Reinhard, Chief Executive Officer and President

PROXY – CARDIUM THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held June 5, 2008 and the proxy statement, and appoints Christopher J. Reinhard and Tyler M. Dylan or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Thursday, June 5, 2008, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors listed on the reverse side and for each proposal.

The shares represented by this proxy when properly executed will be voted in the manner directed on the reverse side by the stockholder whose signature appears on the reverse side with respect to all shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees for director in the class indicated and “FOR” Proposals 2 and 3. If any other matters properly come before the meeting, the persons named will vote in their discretion.

If you vote your proxy by telephone or the Internet, please DO NOT mail back this proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THANK YOU FOR VOTING.

CARDIUM THERAPEUTICS, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on June 5, 2008.

Vote by Internet

•     Log on to the Internet and go to www.investorvote.com/CXM.

•     Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a blank ink pen, mark your votes with an X as

shown in this example. Please do not write outside the

designated areas.  ☒

Annual Meeting Proxy Card

A.	Proposals—The Board of Directors recommends a vote FOR each of the nominees listed below and FOR Proposals 2 and 3.

1.	To elect the following Class II nominees:

	For	Withhold		For	Withhold
01—Tyler M. Dylan	☐	☐	02—Andrew M. Leitch	☐	☐

03—Gerald J. Lewis	☐	☐

	For	Against	Abstain
2. To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Cardium Therapeutics, Inc.” to “Cardium Group Inc.”	☐	☐	☐

3. To ratify the selection of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008	☐	☐	☐
B. Non-Voting Items Change of Address—Please print new address below.

C.	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below.

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should also give full title with their signature.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.